Exhibit 10.75

FIRST AMENDMENT

TO

LEASE

This First Amendment to Lease (the “First Amendment”) is entered into as of October 21, 2015, by and between INTERNATIONAL CORPORATE CENTER LLC, (successor-in-interest to Faros Corporate Center Rye LLC), having an office at 655 Third Avenue, 28th Floor, New York, New York 10017, as Landlord, and GLOBAL GOLD CORPORATION, having an office at 555 Theodore Fremd Avenue, Rye, New York 10580, as Tenant.

W I T N E S S E T H :

WHEREAS, Faros Corporate Center Rye LLC, predecessor to Landlord and Tenant, entered into that certain Standard Form of Office Lease dated as of March __, 2011 (the “Original Lease”), pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain office space more fully described in the Original Lease (the “Premises”) in the building located at 555 Theodore Fremd Avenue, Rye, New York (the “Building”).

WHEREAS, Landlord and Tenant desire to further extend the term of the Original Lease and amend the provisions of the Original Lease as provided in this First Amendment to Lease (the “First Amendment” and together with the Original Lease, the “Lease”).

NOW, THEREFORE, the parties agree as follows:

1.     Definitions. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings attributed to such terms in the Lease.

2.     Premises. Landlord will provide Tenant 2,867 square feet in “as is” condition and as shown on the attached exhibit (the “New Space”) in lieu of the Premises when a certificate of occupancy has been obtained for the New Space. Up to eight (8) persons may be employed and usually present at any time at the New Space and may use six (6) parking spaces on a non-exclusive basis. Until the certificate of occupancy is obtained for the New Space Tenant shall occupy the Premises. Tenant undertakes to move into the New Space promptly upon notice from Landlord that the certificate of occupancy is obtained and to relinquish any rights to the Premises at such time.

3.     Term. The term of the Lease shall be extended until the date which is five (5) years from the date on which Tenant takes occupancy of the New Space. The parties agree to enter into a lease termination date agreement to memorialize such date.

4.     Rent, Operating Costs and Taxes. Until Tenant takes occupancy of the New Space, Tenant shall pay the Rent, Operating Costs and Taxes stated in the Original Lease. Starting on the date of occupancy by Tenant of the New Space, the table in paragraph 38.A of the Original Lease will be deleted and replaced by the following, except that no Rent will be payable for the first three month period starting on the date of occupancy and for the first month and a half of the second year of occupancy by the Tenant of the New Space:

	Annual Rent	Rent per Sq. Ft.
Year 1	$77,409	$27.00
Year 2	$79,731	$27.81
Year 3	$82,123	$28.64
Year 4	$84,586	$29.50
Year 5	$87,125	$30.38

Also as of occupancy by Tenant of the New Space:

(a)	Paragraph 39 A (3)(a) of the Original Lease is hereby deleted in its entirety and replaced by the following: “The term “Base Taxes shall include the taxes for the years 2015/2016.”
(b)	Paragraph 39 A (4) is hereby amended by deleting “1.41%” in the first sentence and replacing it with “1.73%.”
(c)

Paragraph 40 (A)(2) of the Original Lease is hereby deleted in its entirety and replaced by the following: “The term “Base Operating Costs” shall mean the Operating Cost for the year 2016. The term “Tenant’s Proportionate Share” shall mean 1.73%.”

(d)	Paragraph 43 B is hereby amended by replacing “$7005.00” in the first sentence with “$8,601.00.”

5.     Other Amendments. All other relevant sections of the Original are hereby amended to effectuate the following:

a.

Paragraph 41 of the Original Lease is hereby amended by deleting the first sentence and replacing the first sentence by the following: “At all times during the term of the First Amendment, Tenant will meet the insurance requirements, including commercial general liability insurance, reasonably required by Landlord and imposed by any lender whose mortgage encumbers the Property.”

b.	Paragraph 50 of the Original Lease is hereby deleted and replaced in its entirety with the following:

“Any notice, demand, request or other communication given hereunder or in connection herewith (hereinafter “Notices”) shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, or by reputable overnight delivery service, postage prepaid, addressed to Tenant at the Premises, to Landlord at International Corporate Center LLC, c/o Arc Real Estate Group LLC, 655 Third Avenue, 28th Floor, New York, New York 10017 or at such other address as such party may hereinafter designate by Notice given in like fashion. A copy of each Notice given to Tenant shall also be delivered to [insert name of counsel, if applicable], and a copy of each Notice given to Landlord shall also be delivered to Walda Decreus, Esq., General Counsel, The Arc Companies, 655 Third Avenue, New York, New York 10017. Notices shall be deemed given on the date which is two (2) days after being sent by registered or certified mail, return receipt requested, with postage prepaid, or one (1) day after being sent by overnight delivery service.”

c.	Paragraphs 54 and 55 of the Original Lease are hereby deleted.

d.

Landlord and Tenant each represent that, in connection with this First Amendment, they have dealt with no broker. Each party hereby agrees to indemnify the other party and hold it harmless from any and all loss, cost, liability, claim, damage, or expense (including court costs and reasonable attorneys’ fees) arising out of any inaccuracy of the above representation.

e.

Tenant hereby certifies that (a) the Lease is in full force and effect and has not been modified or amended nor any of its provisions waived except as herein provided and (b) there are no existing defaults under the Lease and no event has occurred which, with notice or the passage of time or both, would constitute such a default.

6.     Counterparts. This First Amendment may be executed and delivered (including by facsimile transmission or in portable document format (PDF)) in one or more counterparts, each of which when executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement, with the same effect as if the signatures thereto and hereto were upon the same instrument.

7.     Governing Law. This First Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

8.     Unenforceability. If any of the provisions of this First Amendment, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this First Amendment or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable shall not be affected thereby, and every provision of the Original Lease, as modified by this First Amendment, shall be valid and enforceable to the fullest extent permitted by law.

9.     No Modification. Except as modified by this First Amendment, all of the terms, covenants, conditions and provisions of the Original Lease shall remain and continue unmodified, in full force and effect. From and after the date hereof, the term “this Agreement” shall be deemed to refer to the Original Lease, as amended by this First Amendment. To the extent any of the provisions of the Original Lease before this First Amendment and this First Amendment conflict or are otherwise inconsistent, the provisions of this First Amendment shall prevail.

10.     Amendment. The Original Lease, as modified by this First Amendment, cannot be further modified, changed or terminated, nor any of its provisions waived, in any manner except by a written agreement signed by Landlord and Tenant.

11.     Successors and Assigns. This First Amendment shall be binding upon, and inure to the benefit of the parties hereto, their respective legal representatives, successors and permitted assigns.

12.     Not Binding. Each of Landlord and Tenant acknowledges and agrees that this First Amendment shall not be binding on either party until both Landlord and Tenant shall have executed this First Amendment and a counterpart thereof shall have been delivered by Landlord to Tenant.

13.     Authority. Tenant and Landlord each hereby represents and warrants to the other that it has full right, power and authority to enter into this First Amendment and that the person executing this First Amendment on behalf of Tenant and Landlord, respectively, is duly authorized to do so.

14.     No Required Consents. Tenant and Landlord each hereby represents and warrants to the other that no third party consents, including, without limitation, any lender consents, are required to be obtained such party as a condition to such party’s ability to enter into this First Amendment.

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IN WITNESS WHEREOF, this First Amendment has been duly executed and delivered by or on behalf of each of the parties as of the date first written above.

TENANT:

GLOBAL GOLD CORPORATION

By: ________________________
Name: Van Z. Krikorian
Title: Chairman & CEO

[Signatures continue on following page]

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LANDLORD:

INTERNATIONAL CORPORATE CENTER LLC

By: [signature]

Name: WILLIAM OLWER

Title: DIRECTOR OF PROJECTS

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BUILDING A
BUILDING B
BUILDING C
3RD FLOOR
SUITE C-305
KEY PLAN
NOT TO SCALE
N
ENTER FROM LOBBY
RECEPTION
STORAGE
CONFERENCE ROOM
PANTRY
OPEN WORK SPACE
OFFICE 1
OFFICE 2
OFFICE 3